    As filed with the Securities and Exchange Commission on June 12, 1998
                                          Registration No. 33-..................
--------------------------------------------------------------------------------


                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                  ----------
                                   FORM S-3

                            REGISTRATION STATEMENT

                                     Under

                          THE SECURITIES ACT OF 1933

                              SEMTECH CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          DELAWARE                                       95-2119684
(STATE OR OTHER JURISDICTION OF                       (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                      IDENTIFICATION NO.)

                               652 MITCHELL ROAD
                        NEWBURY PARK, CALIFORNIA  91320
                                (805) 498-2111
         (ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

           JOHN D. POE                                COPIES TO:
PRESIDENT & CHIEF EXECUTIVE OFFICER           ROBERT A. MILLER, JR., ESQ.
       SEMTECH CORPORATION                 PAUL, HASTINGS, JANOFSKY & WALKER LLP
        652 MITCHELL ROAD                         555 S. FLOWER STREET
  NEWBURY PARK, CALIFORNIA 91320              LOS ANGELES, CALIFORNIA  90071
         (805) 498-2111                             (213) 683-6000
(NAME, ADDRESS, INCLUDING ZIP CODE, AND  (NAME, ADDRESS, INCLUDING ZIP CODE, AND
TELEPHONE NUMBER, INCLUDING AREA CODE,   TELEPHONE NUMBER, INCLUDING AREA CODE,
       OF AGENT FOR SERVICE)                      OF AGENT FOR SERVICE)

      APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time after the effective date of this Registration Statement.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                       CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------
         TITLE OF EACH                                    PROPOSED            PROPOSED
           CLASS OF                                        MAXIMUM            MAXIMUM
         SECURITIES TO               AMOUNT TO BE      OFFERING PRICE        AGGREGATE           AMOUNT OF
         BE REGISTERED                REGISTERED        PER SHARE (1)    OFFERING PRICE (1)   REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------
 COMMON STOCK, $.01 PAR VALUE     175,774 SHARES (2)     $19.59375         $3,444,071.81         $1,016.00
--------------------------------------------------------------------------------------------------------------

 (1) Estimate based on the average of the high and low prices of the Registrant's Common Stock as reported by the NASDAQ-National Market System on June 11, 1998 pursuant to Rule 457(c) promulgated under the Securities Act of 1933, as amended.

 (2) This Registration Statement also covers such indeterminate number of additional shares of the Registrant's Common Stock as may be issued by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

              ___________________________________________________

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

      INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAW OF ANY SUCH STATE.

                  Subject to Completion, Dated June 12, 1998

PROSPECTUS
----------

                              SEMTECH CORPORATION

                                _______________

                        175,774 Shares of Common Stock

                                _______________

      This Prospectus relates to the offering of up to an aggregate of 175,774 shares (the "Shares") of Common Stock, par value $.01 per share (the "Common Stock"), of Semtech Corporation, a Delaware corporation ("Semtech" or the "Company"), which may be offered from time to time by the persons named in this Prospectus under the caption "Selling Securityholders."

      The Shares being offered hereby are resales of shares acquired by the Selling Securityholders in connection with the acquisition by the Company of Acapella Limited on April 27, 1998, which acquisition was accounted for as a pooling-of-interests under generally accepted accounting principles. The Shares may be offered for sale from time to time by each Selling Securityholder acting as principal for its own account or in brokerage transactions at prevailing market prices or in transactions at negotiated prices. No representation is made that any Shares will or will not be offered for sale. The Shares are being offered for the accounts of the Selling Securityholders. The Company will not receive any proceeds from the sale of the Shares. It is not possible at the present time to determine the price to the public in any sale of the Shares by the Selling Securityholders and each Selling Securityholder reserves the right to accept or reject, in whole or in part, any proposed purchase of Shares. Accordingly, the public offering price and the amount of any applicable underwriting discounts and commissions will be determined at the time of such sale by the Selling Securityholders. All costs, expenses and fees incurred in connection with the registration of the Shares, estimated to be approximately $11,516.00, are being borne by the Company, but all selling and other expenses incurred by the Selling Securityholders will be borne by such Selling Securityholders. See "Plan of Distribution."

      The Selling Securityholders, and the brokers through whom sales of the Shares are made, may be deemed to be "underwriters" within the meaning of
Section 2(11) of the Securities Act of 1933, as amended. In addition, any profits realized by the Selling Securityholders or such brokers on the sale of the Shares may be deemed to be underwriting commissions.

      The shares of Common Stock of the Company are traded on the NASDAQ National Market System ("NASDAQ") under the symbol "SMTC." The last reported sales price of the Company's Common Stock as reported by NASDAQ on June 11, 1998 was $18.94.

      THE OFFERING INVOLVES A HIGH DEGREE OF RISK. FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITHIN AN INVESTMENT IN THE SHARES, SEE "RISK FACTORS."

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                _______________

                The date of this Prospectus is June ___, 1998.

                             AVAILABLE INFORMATION

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), and in accordance therewith files reports, proxy and information statements and other information with the Securities and Exchange Commission (the "SEC"). Copies of such reports, proxy and information statements and other information can be inspected and copied at the public reference facilities maintained by the SEC at its principal office located at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following Regional Offices of the SEC: Suite 1400, Northwestern Atrium Center, 500 West Madison Street, 14th Floor, Chicago, Illinois 60661; and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a Web site at (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

      The Company's Common Stock is listed on the NASDAQ National Market System and reports, proxy statements and other information concerning the Company may be inspected at the offices of the National Association of Securities Dealers, Inc., 9513 Key West Avenue, Rockville, Maryland 20850.

      The Company has filed with the SEC a registration statement on Form S-3 (together with any amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of Common Stock to be offered pursuant to this Prospectus. This Prospectus is part of the Registration Statement and does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the SEC. Such additional information may be obtained from the SEC's principal office in Washington, D.C. Statements contained in this Prospectus or in any document incorporated by reference in this Prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference.


                               TABLE OF CONTENTS
                               -----------------

                                                                   Page
                                                                   ----
       Available Information...................................     2
       Incorporation by Reference..............................     3
       Forward-Looking Statements..............................     4
       The Company.............................................     4
       Risk Factors............................................     5
       Selling Securityholders.................................     8
       Plan of Distribution....................................     9
       Use of Proceeds.........................................     9
       Legal Matters...........................................     9
       Experts.................................................     9

       NO DEALER, SALESMAN OR OTHER PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY SEMTECH OR ANY SELLING SECURITYHOLDER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF SEMTECH SINCE THE DATE HEREOF.

                          INCORPORATION BY REFERENCE

       This Prospectus incorporates by reference certain documents which are not presented herein or delivered herewith. These documents are available upon request from Gisela Auchter, Assistant Secretary, Semtech Corporation, 652 Mitchell Road, Newbury Park, California 91320, telephone (805) 498-2111.

       The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus has been delivered, upon the written or oral request of any such person, a copy of any and all of the information that has been incorporated herein by reference, other than exhibits to such information, unless such exhibits are specifically incorporated herein by reference into the information that this Prospectus incorporates. Requests for such documents should be directed to the person indicated in the immediately preceding paragraph.

       The following documents, which have been filed with the SEC pursuant to the Exchange Act, are hereby incorporated by reference herein:

       (a) Semtech's Annual Report on Form 10-K for the year ended February 1, 1998;

       (b) Semtech's Current Report on Form 8-K, as filed with the SEC on March 9, 1998;

       (c) Semtech's Proxy Statement for its annual meeting of stockholders to be held on June 11, 1998 (other than the portions thereof identified as not deemed filed with the SEC); and

       (d) The description of the Common Stock contained in Semtech's Registration Statement on Form S-2, filed with the Commission on December 24, 1985, under the Securities Act.

       All documents filed by Semtech pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of this offering shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents. All information appearing in this Prospectus or in any document incorporated herein by reference is not necessarily complete and is qualified in its entirety by the information and financial statements (including notes thereto) appearing in the documents incorporated by reference herein and should be read together with such information and documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that is deemed to be incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                           FORWARD-LOOKING STATEMENTS

       Certain statements contained or incorporated by reference in this Prospectus constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, those set forth in this Prospectus, including under the caption "Risk Factors." Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. The Company disclaims any obligation to update any such statements or to publicly announce any updates or revisions to any of the forward-looking statements contained herein to reflect any change in the Company's expectation with regard thereto or any change in events, conditions, circumstances or assumptions underlying such statements.


       Unless otherwise indicated, as used in this Prospectus, all references to "Semtech Corporation," the "Company" and "Semtech" refer to Semtech Corporation and its subsidiaries, including Acapella Limited ("Acapella").


                                  THE COMPANY

       Semtech Corporation ("Semtech" or the "Company") manufactures and markets a wide range of semiconductor products designed for use in commercial and military applications. The Company was incorporated in 1960 in Delaware. The Company's principal executive offices are located at 652 Mitchell Road, Newbury Park, California 91320, and its telephone number at that location is (805) 498-2111. The Company has manufacturing facilities in California, Texas, Mexico and Scotland.

       The Company has traditionally manufactured high quality semiconductors consisting of silicon rectifiers, rectifier assemblies, high-voltage monolithic capacitors, transient voltage suppressors and related devices which are mainly used to convert alternating current into direct current. A majority of these products were used in military and aerospace applications. In recent years, the Company has introduced several new product lines designed for use in commercial (non-military) applications such as personal computers, telecommunications and data communications. These commercial products include transient voltage suppressors (TVS) which provide protection from damaging electrical transients to sensitive components, linear and switching voltage regulators which alter voltage, DC/DC modules and customized power supplies.

       The commercial semiconductor industry and the industries in which the Company's products are used are characterized by rapid changes and short product life cycles. While the Company has seen wide acceptance of its newly introduced commercial products, the commercial markets, as well as the markets for the Company's military and aerospace products, remain fiercely competitive.

       The Company maintains a domestic sales and marketing organization consisting of Company sales personnel located in Southern California, Texas and Connecticut who manage the sales activities of independent sales representative firms and independent industrial distributors within the United States and Canada. The Company also maintains sales offices in France, Germany, Scotland and Taiwan to serve the European and Far East markets. These sales activities are also supplemented by independent sales representative firms and authorized distributors. The Company is represented outside the United States and Europe by other independent sales organizations.

       On April 27, 1998, the Company acquired Acapella. Acapella, which is based in Southampton, England, designs and markets complex mixed-signal integrated circuits (ICs) for fiber-optic communications. In addition to providing highy integrated solutions designed to ease the transition from copper to fiber-based communications, Acapella also provides design consultancy services to a wide range of companies. The addition of Acapella gives Semtech products and technologies needed to build its newly formed Communications Business Unit. The Selling Securityholders are the former security holders of Acapella.

                                 RISK FACTORS

       An investment in the Shares offered hereby involves a high degree of risk. The following risk factors should be considered carefully in evaluating an investment in the Shares offered hereby.

       SOLE OR LIMITED SOURCES OF SUPPLY. The Company obtains certain components and materials necessary for its manufacturing operations from a limited number of suppliers. The Company's reliance on a limited number of outside subcontractors for packaging and certain other tasks also involves several risks, including potential inability to obtain an adequate supply of required components and reduced control over the price, timely delivery, reliability and quality of components. There can be no assurance that problems will not occur in the future with suppliers or subcontractors. Disruption or termination of the Company's supply sources or subcontractors could delay shipments by the Company and could have a material adverse effect on the Company's business, financial condition and results of operations. Delays could also damage relationships with current and prospective customers. Any prolonged inability to obtain timely deliveries or any other circumstances that would require the Company to seek alternative sources of supply or to manufacture or package certain components internally would have a material adverse effect on the Company's business, financial condition and results of operations.

       PROTECTION OF KNOW-HOW AND TRADE SECRETS; INTELLECTUAL PROPERTY CLAIMS. Few of the Company's products are protected by patents. The Company has, however, devoted significant resources to develop its current level of expertise, and believes that its integrated circuit design know-how and processes are valuable assets that have been and will continue to be important to the Company's business. The Company relies primarily on a combination of nondisclosure agreements and other contractual provisions, as well as the commitment to confidentiality and loyalty of its employees, to protect its know-how and processes. The failure of the Company to adequately protect its material know-how and processes could have a material adverse effect on the Company's business, financial condition and results of operations. There can be no assurance that the steps taken by the Company will be adequate to protect its proprietary rights or that a competitor will not independently develop know-how or processes similar or superior to those of the Company.

       The semiconductor industry is characterized by frequent litigation regarding patent and intellectual property rights. Litigation, which could result in substantial cost to and diversion of resources from the Company, may be necessary to enforce intellectual property rights of the Company or to defend the Company against infringement claims.

       INTENSE COMPETITION. The semiconductor industry is intensely competitive and is characterized by price erosion, rapid technological change and design and other technological obsolescence. The Company competes with domestic and international semiconductor companies, many of which have substantially greater financial and other resources than the Company with which to pursue engineering, manufacturing, marketing and distribution of their products. The Company expects continued competition from existing competitors as well as competition from new entrants in the semiconductor market. The ability of the Company to compete successfully in the rapidly evolving area of integrated circuit technology depends on several factors, including success in designing and manufacturing new products that implement new technologies, adequate sources of raw materials, protection of Company processes and know-how, maintaining high product quality and reliability, competitive pricing, efficient production, customer demand, success of competitors' products and general economic conditions. Increased competition could result in price reductions, reduced margins and loss of market share, any of which could materially adversely affect the Company's business, financial condition and results of operations.

       PRODUCTION YIELD FLUCTUATIONS. The manufacture of semiconductor products is a highly complex and precise process. Defects in masks, impurities in the materials used, contamination of the manufacturing environment, equipment failure and other difficulties in the fabrication process can cause a substantial percentage of wafers to be rejected or numerous die on each wafer to be nonfunctional. Wafer yields can decline without warning, resulting in substantially higher product costs and inventory shortages. Yield problems may take substantial time to analyze and correct. While the Company has not experienced material fluctuations in production yields in the recent past, there can be no assurance that the Company will not experience production yield problems in the future, or that any problem of that type will not materially adversely affect the Company's business, financial condition and results of operations.

       RAPID TECHNOLOGICAL CHANGE. The business in which the Company is engaged is characterized by rapid technological change and new process technologies and enhancements. The Company's competitiveness and future success will depend in large part upon the technological quality of its products and processes relative to those of its competitors and its ability both to develop new and enhanced process technologies and to introduce them at competitive prices and on a timely and cost-effective basis. The success of the Company in developing, introducing, selling and supporting new and enhanced technologies depends upon a variety of factors including timely and efficient completion of process design and development, timely and efficient implementation of manufacturing processes, software development, and effective sales, marketing and customer service. The failure to successfully select, develop, manufacture and market new programs and products, or to enhance its existing technologies, could materially adversely affect the Company's business, financial condition and results of operations.

       VOLATILITY OF SHARE PRICE. The trading prices of the Company's Common Stock may be subject to wide fluctuations in response to quarterly variations in operating results, announcements of technological innovations or new programs and products by the Company or its competitors, price movements in other semiconductor or high technology stocks, indicators affecting the market for semiconductors or other factors. Those factors, as well as general economic, political and market conditions, may adversely affect the market price of the Common Stock.

       ECONOMIC DOWNTURN IN MARKETS; OVERCAPACITY. The Company markets its products to industries including the telecommunications, consumer, aerospace and military, computers and peripherals and other industries. A downturn in any of the Company's markets, especially the consumer computer industry, could materially adversely affect the Company's busi ness, financial condition and results of operations. In addition, current efforts being undertaken by companies in the semiconductor manufacturing industry to increase worldwide semiconductor manufacturing capacity could lead to general manufacturing overcapacity and to underutilization of the Company's manufacturing capacity. The Company's ability to achieve future revenue growth depends in significant part upon its ability to increase market and account penetration and to maintain current utilization levels of its manufacturing capacity. There can be no assurance that the Company will be able to maintain or expand its market share.

       CUSTOMER CONCENTRATION. Historically, the Company has had significant customers, which individually accounted for more than 10% of consolidated revenues in certain quarters. The composition of the Company's largest customers has varied from year to year. In fiscal year 1998, the top five customers of the Company accounted for 28% of the Company's revenues during that period. The Company primarily conducts its sales on a purchase order basis, rather than pursuant to long-term supply contracts. The loss of any significant customer, any reduction in orders by any of the Company's significant customers, or the cancellation of a significant customer order, including reductions or cancellations due to customer departures from recent buying patterns, financial difficulties or acquisition by a third party of one or more significant customers, or market, economic or competitive conditions in the semiconductor industry or in industries that use the Company's customers' products, could materially adversely affect the Company's business, financial condition and results of operations.

       INTERNATIONAL SALES AND TRADE. Sales to foreign customers accounted for approximately 45% of net revenues in the fiscal year ended February 1, 1998. International sales may increase in future years. International sales are subject to certain risks, including unexpected changes in regulatory requirements, fluctuations in exchange rates, tariffs and other barriers, political and economic instability, difficulties in accounts receivable collection, difficulties in managing distributors and rep resentatives, difficulties in staffing and managing foreign subsidiary operations and potentially adverse tax consequences. There can be no assurance that any of these factors will not have a material adverse effect on the Company's business, financial conditions and results of operations. In addition, even though the majority of the Company's foreign sales are denominated in U.S. dollars, currency exchange fluctuations in countries where the Company does business could materially adversely affect the Company by resulting in pricing that is not competitive with prices denominated in local currencies.

       ENVIRONMENTAL REGULATIONS. The Company is subject to a variety of United States federal, state and local governmental laws, rules and regulations related to the use, storage, handling, discharge or disposal of certain toxic, volatile or otherwise hazardous chemicals used in its manufacturing process. Any of those regulations could require the Company to acquire equipment or to incur substantial other expenses to comply with environmental regulations. If substantial additional expenses were incurred by the Company, product costs could significantly increase, thus materially adversely affecting the Company's business, financial condition and results of operations. The Company believes its use, storage, handling, discharge or disposal of such materials complies in all material respects with applicable governmental regulations and that it has obtained all material permits necessary to conduct its business. Any failure by the Company to comply with present or future environmental laws, rules and regulations could result in fines being imposed on the Company, suspension of production or cessation of operations, any of which could have a material adverse effect on the Company's business, financial condition and results of operations.

       DEPENDENCE ON KEY EMPLOYEES. The Company's future success depends in significant part upon the continued service of its technical, marketing and managerial personnel. The loss of the services of any of the Company's technical, marketing and managerial personnel could adversely affect the Company's business, financial condition and results of operations. The Company's future success also heavily depends on its continuing ability to attract and retain highly qualified technical, marketing and managerial personnel. Competition for qualified personnel is intense, particularly for personnel with expertise in the Company's areas of business. There can be no assurance that the Company will be able to retain its key managerial, marketing and technical employees or that it will be successful in attracting, assimilating or retaining other highly qualified technical, marketing and managerial personnel in the future.

       PRODUCT LIABILITY. Product liability claims may be asserted with respect to the Company's technology or products. Although the Company currently has product liability insurance, there can be no assurance that the Company has obtained sufficient insurance coverage, or that the Company will have sufficient resources, to satisfy any product liability claims.

       IMPACT OF RECENTLY COMPLETED ACQUISITION OF ACAPELLA LIMITED. The Company acquired Acapella on April 27, 1998 in exchange for the Shares. The acquisition was treated as a pooling-of-interests under generally accepted accounting principles. While the Company did an extensive due diligence investigation, the full impact of the acquisition on the Company, including the customers of Acapella and Semtech and their respective businesses, cannot be forecasted at this time. There can be no assurance that the acquisition will not cause changes in Acapella's relationship with certain of its customers. The loss or changes in buying patterns of any of Acapella's significant customers, primarily their five largest customers, could have an adverse effect on the Company's business, financial condition and results of operation. In addition, there can be no assurance that Semtech can successfully manage, motivate and retain Acapella's employees, who collectively constitute an important part of the value of Acapella.

       YEAR 2000 COMPLIANCE. Due to the known risk of computational errors with respect to computer systems utilizing dates after December 31, 1999, the Company is currently in the process of assessing its information technology infrastructure to prepare for any potential Year 2000 impact with its clients and suppliers. Although the Company has not yet estimated the total costs needed for Year 2000 compliance, the Company does not expect that these costs will have a material impact on its results of operations or its financial position. Although the Company is committed to making its information technology infrastructure year 2000 compliant as soon as practical, it is uncertain as to the extent its clients and suppliers may be affected by year 2000 issues that may cause disruptions in their businesses. In the event that any significant clients or suppliers do not successfully and timely achieve Year 2000 compliance, the Company's business or operations could be adversely affected.

                            SELLING SECURITYHOLDERS

       The Shares being offered hereby were issued to the Selling
Securityholders in connection with the acquisition of Acapella by the Company on April 27, 1998, which acquisition was accounted for as a pooling-of-interests under generally accepted accounting principles.

       The following table sets forth as of June 11, 1998, and upon completion of the offering described in this Prospectus, information with regard to the beneficial ownership of the Company's Common Stock by Selling Securityholders. Such Selling Securityholders may not have a present intention of selling the Shares and may offer less than the amount of shares indicated.

                                                                 Shares Beneficially Owned
                                                                 -------------------------
                                           Shares Beneficially              Shares to      Shares Beneficially
                                           Owned Before Offering/1/         be Offered/1/  Owned After Offering/1/
                                           -----------------------          -------------  ----------------------
Name                                       Number       Percentage          Number         Number   Percentage
----                                       ------       ----------          ------         ------   ----------
Andrew Fuller/4/                           50,974             *             50,974           0            0%
Andrew McKnight/4/                         50,974             *             50,974           0            0%
Bryan O'Connell/5/                         50,974             *             50,974           0            0%
Jonathan Lamb                               7,031             *              7,031           0            0%
Philip Tolcher                              7,031             *              7,031           0            0%
Wolfgang Bruchner                           3,516             *              3,516           0            0%
Steven Dobbs                                3,516             *              3,516           0            0%
Helen Grover                                1,758             *              1,758           0            0%

------------------

*  Amount represents less than 1% of the Common Stock.

/1/ The persons named in the above table have sole voting and investment power with respect to all shares beneficially owned by them, subject to community property laws where applicable. Information with respect to beneficial ownership is based upon the Company's stock records and data supplied to the Company by the Selling Securityholders.

/2/ The Selling Securityholders may offer less than the amount of Shares indicated. No representation is made that any Shares will or will not be offered for sale.

/3/ This assumes that all Shares owned by the Selling Securityholders which are offered hereby are sold. The Selling Securityholders reserve the right to accept or reject, in whole or in part, any proposed purchase of Shares.

/4/ This person was a director of Acapella prior to its acquisition by Semtech.

/5/ This person was a director of Acapella before, and remains a director after, its acquisition by Semtech.

                             PLAN OF DISTRIBUTION

     The Shares offered hereby may be sold from time to time by the Selling Securityholders. Such sales may be made on one or more exchanges or in the over-the-counter market (including NASDAQ National Market System) or otherwise, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The Shares may be sold by each of the Selling Securityholders acting as principal for its own account or in ordinary brokerage transactions and transactions in which the broker solicits purchasers. In effecting sales, broker-dealers engaged by the Selling Securityholders may arrange for other broker-dealers to participate in the resales.

     Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from Selling Securityholders in amounts to be negotiated in connection with the sale. Such broker-dealers and any other participating broker-dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales, and any such commission, discount or concession may be deemed to be underwriting discounts or commissions under the Securities Act. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus.

     It is not possible at the present time to determine the price to the public in any sale of the Common Stock by the Selling Securityholders. Accordingly, the public offering price and the amount of any applicable underwriting discounts and commissions will be determined at the time of such sale by the Selling Securityholders. The aggregate proceeds to the Selling Securityholders from the sale of the Common Stock will be the purchase price of the Common Stock sold less all applicable commissions and underwriters' discounts, if any. The Company will pay substantially all the expenses incident to the registration, offering and sale of the Common Stock to the public by Selling Securityholders (currently estimated to be $11,516.00), other than fees, discounts and commissions of underwriters, dealers or agents, if any, and transfer taxes.

     Seventeen Thousand Five Hundred Seventy-Four (17,574) of the Shares, pursuant to the agreement under which Semtech acquired Acapella, are being held in escrow to provide Semtech a remedy for certain damages it may incur under the agreement. The Shares offered hereby include the Shares currently held in escrow.


                                USE OF PROCEEDS

     The Company will not receive any proceeds of the sale of the Shares by the Selling Securityholders.


                                 LEGAL MATTERS

     The validity of the shares of Common Stock offered hereby has been passed upon by Paul, Hastings, Janofsky & Walker LLP, Los Angeles, California.


                                    EXPERTS

     The consolidated financial statements of Semtech Corporation appearing in Semtech's Annual Report (Form 10-K filed with the SEC on May 1, 1998 as of February 1, 1998 and January 26, 1997, and for each of the years in the three year period ended February 1, 1998), incorporated by reference in this Prospectus and elsewhere in this Registration Statement, have been audited by Arthur Andersen LLP, independent public accountants, as set forth in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

PART II  INFORMATION NOT REQUIRED IN PROSPECTUS

     Item 14.  Other Expenses of Issuance and Distribution.

     The fees and expenses payable by the Company in connection with the sale of the shares of Common Stock being registered are estimated as follows:

                                                          Amount
                                                          ------
       SEC Filing Fee...................................  $ 1,016.00

       Legal Fees and Expenses*.........................  $ 5,000.00
                                                           ---------

       Accounting Fees*.................................  $ 5,000.00

       Printing Expenses*...............................  $   500.00
                                                           ---------

                 Total*.................................  $11,516.00
                                                           =========

___________________
*Indicates estimate


       Item 15.  Indemnification of Directors and Officers.

       Section 17, Article III, of the Bylaws of the Company, as amended, provides for indemnification of officers, directors, agents and employees of the Company generally consistent with the provisions of Section 145 of the Delaware General Corporation Law. Pursuant to Section 145 of the Delaware General Corporation Law, a corporation generally has the power to indemnify its present and former directors, officers, employees and agents against expenses incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. With respect to suits by or in the right of a corporation, however, indemnification is not available if such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless the court determines that indemnification is appropriate. In addition, a corporation has the power to purchase and maintain insurance for such persons. The statute also expressly provides that the power to indemnify authorized thereby is not exclusive of any rights granted under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

       As permitted by Section 102 of the Delaware General Corporation Law, the Company's stockholders have approved and incorporated provisions into the Company's Certificate of Incorporation, as amended, which among other things, eliminates a director's personal liability for monetary damages to the Company and its stockholders arising from a breach of a director's fiduciary duty, to the fullest extent permitted by the Delaware General Corporation Law as it presently exists or may hereafter be amended.

       In addition, the directors and officers of the Company generally have entered into indemnification agreements with the Company.

       The above discussion of the Company's Bylaws, Certificate of Incorporation and of Section 145 of the Delaware General Corporation Law is not intended to be exhaustive and is qualified in its entirety by such Bylaws, Certificate of Incorporation, and statute.

Item 16.  Exhibits.

       5    Opinion of counsel as to legality of securities being registered.

       23.1 Consent of independent public accountants.

       23.2 Consent of counsel (included in Exhibit 5).

       24   Power of Attorney (included herein on the signature page).



Item 17.  Undertakings.

       The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the Prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

Provided, however, that paragraphs (l)(i) and (l)(ii) do not apply if the
--------  -------
information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

            (3) To remove from registration by means of post-effective amendment any of the securities which remain unsold at the termination of the offering.

       The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

       The undersigned Registrant hereby undertakes that:

       (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

       (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and had duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newbury Park, State of California, on June 12, 1998

                                      SEMTECH CORPORATION



                                      By:  /s/ John D. Poe
                                           -----------------------------------
                                           John D. Poe
                                           President & Chief Executive Officer

                               POWER OF ATTORNEY

       KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints John D. Poe and David G. Franz, Jr., and each of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature            Title                              Date
        ---------            -----                              ----
/s/ John D. Poe              President, Chief Executive         June 11, 1998
--------------------------   Officer, Director and Chairman
John D. Poe                  of the Board
                             (Principal Executive Officer)


/s/ David G. Franz, Jr.      Vice President-Finance, Chief      June 11, 1998
--------------------------   Financial Officer and
David G. Franz, Jr.          Secretary
                             (Principal Financial and
                             Accounting Officer)

/s/ James P. Burra           Director                           June 11, 1998
--------------------------
James P. Burra


/s/ Rock N. Hankin           Director and Vice Chairman         June 11, 1998
--------------------------   of the Board
Rock N. Hankin

/s/ Allen H. Orbuch          Director                           June 11, 1998
----------------------
Allen H. Orbuch

/s/ James T. Schraith        Director                           June 11, 1998
------------------------
James T. Schraith

/s/ Jack O. Vance            Director                           June 11, 1998
--------------------
Jack O. Vance

                                 EXHIBIT INDEX



Exhibit No.  Description                                     Sequential Page No.
-----------  -----------                                     -------------------

     5 Opinion of counsel as to legality of securities being registered.

     23.1    Consent of independent public accountants.

     23.2    Consent of counsel (included in Exhibit 5).

     24      Power of Attorney (included herein on
             the signature page).